EXHIBIT 10.5

RESTRICTED STOCK AGREEMENT

Name of Participant:                XXXXXXX

Name of Plan:                2015 Ashland Inc. Incentive Plan

Number of Shares of Ashland Inc.
Common Stock:                XXXXXXX

Par Value Per Share:                $0.01

Vesting Dates:                XXXXXXX

Date of Award:                __________________________20___

Ashland Inc. (“Ashland”) hereby awards to the above-named Participant (hereinafter called the “Participant”) XXXXXXX shares of Ashland Common Stock, par value $0.01 per share, subject to certain restrictions (hereinafter called “Restricted Stock”), as an award (“Award”) pursuant to the 2015 Ashland Inc. Incentive Plan (hereinafter called the “Plan”) and this Restricted Stock Agreement (“Agreement”), in order to provide the Participant with an additional incentive to continue his/her services to Ashland and to continue to work for the best interests of Ashland.
Ashland confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of shares of Restricted Stock set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan.
This Award will be evidenced by entry on the books of Ashland’s transfer agent, Wells Fargo Bank, N.A. Each entry in respect of shares of Restricted Stock shall be designated in the name of the Participant and shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeitures) contained in the Plan and the Agreement entered into between the registered owner and Ashland Inc.”

The Restricted Stock will become vested, provided that the Participant remains in the continuous employment of Ashland and its subsidiaries through the Vesting Dates set forth above. The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered (except to the extent such shares shall have vested) until such Vesting Dates. While the Restricted Stock granted under this Award remains unvested, on each date the cash dividends are paid to holders of Common Stock, Ashland will credit the Participant with a whole number of additional shares of Restricted Stock on the unvested portion of the Award, determined as (1) the product of the number of unvested shares of Restricted Stock held by Participant as of the date of record for such dividend times the per share cash dividend amount, divided by (2) the Fair Market Value (as defined in the Plan) per share on the dividend payment date (with all fractional shares, if any, resulting from such calculation being cancelled as of such date). Such additional Restricted Stock will be subject to the same vesting conditions and restrictions as the underlying Restricted Stock. Unless otherwise determined and directed by the Personnel and Compensation Committee, in the case of the Participant’s termination for any reason prior to a Vesting Date, all such Restricted Stock which has not vested will be forfeited. Except for such restrictions described above, the Participant will have all rights of a shareholder with respect to the shares of Restricted Stock.

Personal and Confidential

As the Restricted Stock vests, the Participant will owe applicable federal income and employment taxes and state and local income and employment taxes at the Vesting Date of the shares of Restricted Stock that vest. The amount of taxes due in each instance is based on the fair market value of the Common Stock delivered on the applicable Vesting Date.
Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or its subsidiaries.
Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its subsidiaries and any third party Plan administrators as necessary for the purpose of managing and administering the Plan. The Participant understands that such processing of this information may need to be carried out by Ashland, its subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
The Participant consents and agrees to electronic delivery of any documents that Ashland may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41011 Attention: Shea Blackburn, this consent shall be effective for the duration of the Award. The Participant also understands that the Participant shall have the right at any time to request that Ashland deliver written copies of any and all materials referred to above at no charge.
This Award is granted under, and is subject to, all the terms and conditions of the Plan, including, but not limited to, the forfeiture provision of Section 16(H) of the Plan. In consideration of this Award, the Participant agrees that without the written consent of Ashland, the Participant will not (i) engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its subsidiaries; or (ii) perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its subsidiaries, including, without limitation, (aa) solicit or encourage any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its subsidiaries to terminate his, her or its relationship with Ashland or any of its subsidiaries for any reason, or (bb) disclose proprietary or confidential information of Ashland or any of its subsidiaries to third parties or use any such proprietary or confidential information for the benefit of anyone other than Ashland and its subsidiaries (the “Participant Covenants”), provided, however, that section (ii) above shall not be breached in the event that the Participant discloses proprietary or confidential information to the Securities and Exchange Commission, to the extent necessary to report suspected or actual violations of U.S. securities laws, or the Participant’s disclosure of proprietary or confidential information is protected under the whistleblower provisions of any applicable law or regulation. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made.
Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within twenty-four (24) months following the Participant’s termination of employment with Ashland or its subsidiaries for any reason: (i) Ashland may eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its subsidiaries (either directly or under any employee benefit or compensation plan, agreement, or arrangement) to or on behalf of the Participant in an amount up to the total amount of the closing stock price of Common Stock on the vesting date multiplied by the number of shares of Common Stock delivered to the Participant under this Agreement; and/or (ii) Ashland may require the Participant to

Personal and Confidential

pay Ashland an amount up to the closing stock price of Common Stock on the vesting date multiplied by the number of shares of Common Stock delivered to the Participant under this Agreement; in each case together with the amount of Ashland’s court costs, attorney fees, and other costs and expenses incurred in connection therewith. Copies of the Plan and related Prospectus are available for your review on Fidelity’s website.

This grant of Restricted Stock is subject to your on-line acceptance of the terms and conditions of this Agreement through the Fidelity website. By accepting the terms and conditions of this Agreement, the Participant acknowledges receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and conditions set forth herein and in the Plan, and acknowledges that he or she had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

IN WITNESS WHEREOF, ASHLAND has caused this instrument to be executed and delivered effective as of the day and year first above written.

ASHLAND INC.

By:
Name:
Title:

Personal and Confidential